EXHIBIT 21.1
JDA Software Group, Inc.
List of Subsidiaries

Subsidiary	Jurisdication of Incorporation	Doing Business as

JDA Software Group, Inc.	Delaware	Parent Company

JDA Software, Inc.	Arizona	JDA Software, Inc.

JDA Worldwide, Inc.	Arizona	JDA Worldwide, Inc.
JDA Worldwide, Inc. — UK Branch

Manugistics Group, Inc.	Delaware	Manugistics Group, Inc.

Manugistics, Inc.	Delaware	Manugistics, Inc.

Manugistics Holdings Delaware, Inc.	Delaware	Manugistics Holdings Delaware, Inc.

Manugistics Holdings Delaware II, Inc.	Delaware	Manugistics Holdings Delaware II, Inc.

Manugistics Services, Inc.	Delaware	Manugistics Services, Inc.

Manugistics California, Inc.	California	Manugistics California, Inc.

JDA Software Australia Pty Ltd	Australia	JDA Software Australia Pty Ltd

E3 Australia PTY Limited	Australia	In liquidation

Manugistics Australia PTY Limited	Australia	Manugistics Australia PTY Limited (in liquidation)

STG Pacific (PTY) Limited	Australia	STG Pacific (PTY) Limited

JDA Arthur Software Bermuda, Ltd.	Bermuda	Dormant

Manugistics Benelux	Belgium	In liquidation

JDA Solutions DO Brasil Ltda	Brazil	JDA Solutions DO Brasil Ltda

JDA Software Canada Ltd.	Canada	JDA Software Canada Ltd.

Manugistics Canada Company	Canada	In liquidation

JDA Chile S.A.	Chile	JDA Chile S.A.

JDA Software Danmark ApS	Denmark	JDA Software Danmark ApS

Manugistics Limited	United Kingdom	In liquidation
Dubai Branch

JDA International Limited	England & Wales	JDA International Limited

JDA Software France S.A.	France	JDA Software France S.A.
Spain Branch- In liquidation
Italy Branch- In liquidation

JDA Software GmbH	Germany	JDA Software GmbH

Manugistics Deutschland GmbH	Germany	In liquidation

Synchronized Manufacturing GmbH	Germany	In liquidation

JDA Hong Kong Limited	Hong Kong	JDA Hong Kong Limited

JDA Software India Private Limited	India	JDA Software India Private Limited

JDA Software Italy S.r.L.	Italy	JDA Software Italy S.r.L.

JDA Software Group, Inc.
List of Subsidiaries

Subsidiary	Jurisdication of Incorporation	Doing Business as

JDA Software Japan Co. Ltd.	Japan	JDA Software Japan Co. Ltd.

JDA Software Malaysia Sdn. Bhd.	Malaysia	JDA Software Malaysia Sdn. Bhd.

Manu Solutions Malaysia Sdn. Bhd.	Malaysia	In liquidation

JDA Software de Mexico, S.A. de C.V.	Mexico	JDA Software de Mexico, S.A. de C.V.

JDA Servicios Profesionales, S.A. de C.V.	Mexico	JDA Servicios Profesionales, S.A. de C.V.

Manugistics Mexico, S de R.L. de C.V.	Mexico	In liquidation

Manugistics Services Mexico, S de R.L. de C.V.	Mexico	In liquidation

JDA Software Benelux B.V.	Netherlands	JDA Software Benelux B.V.

Manugistics European Holding Company B.V.	Netherlands	In liquidation

JDA Software Norway AS	Norway	JDA Software Norway AS

JDA Software Shanghai Co. Ltd.	Shanghai	JDA Software Shanghai Co. Ltd.

JDA Asia Pte. Ltd.	Singapore	In liquidation
Shanghai Representative Office- In liquidation

JDA Software Asia Pte. Ltd.	Singapore	JDA Software Asia Pte. Ltd.

JDA Software South Africa (Proprietary) Limited	South Africa	Dormant

Scheduling Technology Group South Africa (PTY) Limited	South Africa	In liquidation

JDA Incorporated Software Solutions, S.A.	Spain	JDA Incorporated Software Solutions, S.A.

JDA Software Nordic AB	Sweden	JDA Software Nordic AB

Manugistics Nordic AB	Sweden	In liquidation